Arizona Association of REALTORS

ADDENDUM 1

Document updated: **June 1993**

© ARIZONA association of REALTORS® REAL SOLUTIONS. REALTOR® SUCCESS

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

This is an addendum originated by the: ☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant.

This is an addendum to the Contract dated **09/08/2023** (MO/DA/YR) between the following Parties:

Seller/Landlord: **LB Assets 5, LLC**

Buyer/Tenant: **Arrived Holdings Inc. And/or Assigns**

Premises: **4406 S. Stanley Pl.** **Tempe** **AZ 85282**

The following additional terms and conditions are hereby included as a part of the Contract between Seller and Buyer for the above referenced Premises:

~Purchase Price to be $739,500.00.
~2 backyard cameras do not convey to buyer & will be kept as personal property by the seller.

The undersigned agrees to the additional terms and conditions and acknowledges receipt of a copy hereof.

DocuSigned by: [signature], Mgr — B338A54BB3574B4... 9/24/2023
☐ Seller ☐ Buyer **09/24/2023** MO/DA/YR — ☐ Seller ☐ Buyer MO/DA/YR
☐ Landlord ☐ Tenant — ☐ Landlord ☐ Tenant

AuthentiSIGN: Cameron Wu, VP of Investments 09/24/23
☐ Seller ☒ Buyer MO/DA/YR — ☐ Seller ☐ Buyer MO/DA/YR
☐ Landlord ☐ Tenant — ☐ Landlord ☐ Tenant

For Broker Use Only:
Brokerage File/Log No. ____________ Manager's Initials __________ Broker's Initials __________ Date __________ (MO/DA/YR)

Arizona Association of REALTORS

ADDENDUM 2

Document updated: June 1993

© ARIZONA association of REALTORS® REAL SOLUTIONS. REALTOR® SUCCESS

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

This is an addendum originated by the: ☐ Seller ☒ Buyer ☐ Landlord ☐ Tenant.

This is an addendum to the Contract dated 09/08/2023 (MO/DA/YR) between the following Parties:

Seller/Landlord: LB ASSETS 5 LLC

Buyer/Tenant: Arrived Holdings Inc. and/or Assigns

Premises: 4406 S Stanley Pl Tempe AZ 85282

The following additional terms and conditions are hereby included as a part of the Contract between Seller and Buyer for the above referenced Premises:

1. The close of escrow date shall be on October 4th, 2023.

2. On Residential Purchase Contract, Section 2, Financing, line 97 "Cash" shall be DELETED and "financing" shall be ADDED.

3. BUYER name shall be Arrived AZ Beatbox, LLC.

4. All other terms and conditions to remain the same.

The undersigned agrees to the additional terms and conditions and acknowledges receipt of a copy hereof.

AuthentiSign: Cameron Wu, VP of Investments 09/24/23 (MO/DA/YR) ☐ Seller ☒ Buyer ☐ Landlord ☐ Tenant

_______________ (MO/DA/YR) ☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

DocuSigned by: [signature] 9/24/2023 (MO/DA/YR) B338A54BB3574B4... ☒ Seller ☐ Buyer ☐ Landlord ☐ Tenant

_______________ (MO/DA/YR) ☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

For Broker Use Only:
Brokerage File/Log No. ________ Manager's Initials ________ Broker's Initials ________ Date ________ (MO/DA/YR)